Exhibit 99.1

Release Luna Innovations Incorporated 1 Riverside Circle, Suite 400 Roanoke, VA 24016

Luna Innovations Initiates Search for a New CEO

Executive Leadership Transition Plans Continue as Kent Murphy, Chief Executive

Officer (CEO) of Luna Innovations, Resigns and Assumes Role of Advisor

ROANOKE, Va., August 10, 2010 (Business Wire) – Luna Innovations today announced that its Board of Directors has initiated a search for a new Chief Executive Officer (CEO) as a successor to Dr. Kent Murphy.

As part of the previously announced transition plan for the company’s leadership, Dr. Murphy will assume the role of Senior Strategic and Technology Advisor. Dr. Murphy will remain a member of the Board of Directors, serving in a new role as the Board’s Vice Chairman. As an external advisor, he will direct his time and attention to the company’s strategic and scientific vision and new innovations.

“It has been a great privilege not only to found Luna Innovations in 1990 but also to lead the wonderful people who have made it a great company” said Dr. Murphy. “I am very proud of what the company has achieved over these years and look forward to helping the company with its transition to new leadership and to further innovations in technology. I very much look forward to my continuing relationship with Luna.”

“We appreciate the many years of dedication that Kent has given to Luna’s success and look forward to working with him in his new role of Vice Chairman” said Rich Roedel, Luna’s current Chairman of the Board of Directors. The Board has established a CEO search committee to lead the CEO search process and to assess potential candidates and determine finalists for consideration. The Board has retained AIMS International, a leading executive search firm, to assist in the process.

Concurrently, and as previously planned, Jonathan Cool will end his role as Acting President and Chief Operating Officer, which he had assumed on a part-time and interim basis in May 2010. He will remain a member of the Board of Directors, where he will continue to provide the company with leadership and guidance as the Chairman of the Strategy Committee and be available to assist senior management as needed during the search and thereafter.

During the search for a new CEO, Dale Messick, current Chief Financial Officer, will assume the role of interim President and Chief Operating Officer (COO). Scott Graeff, currently Chief Commercialization Officer (CCO), will assume the additional role of interim Chief Financial Officer. Mr. Graeff previously served as the company’s Chief Financial Officer and Executive Vice President, Corporate Development, and was a member of the company’s Board of Directors from August 2005 until March 2006.

These changes are part of Luna Innovations’ ongoing strategy to accelerate the advancement of its business model toward the goal of increasing revenue generation from commercial activities.

About Luna Innovations:

Luna Innovations Incorporated (http://www.lunainnovations.com) is focused on sensing and instrumentation, and pharmaceutical nanomedicines. Luna develops and manufactures new-generation products for healthcare, telecommunications, energy and defense markets. The company’s products are used to measure, monitor, protect and improve critical processes in the markets served. Through its commercialization business model, Luna continues to be a leader in transitioning science to solutions. Luna is headquartered in Roanoke, Virginia.

Forward Looking Statements:

This release may include information that constitutes “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Statements that describe the Company’s management transition, business strategy, goals, prospects, opportunities, outlook, plans or intentions are also forward looking statements. Actual results may differ materially from the expectations expressed in such forward-looking statements as a result of various factors, including risks and uncertainties concerning the effective transition of the executive officer roles and the receptivity of current and potential customers, employees, stockholders, potential investors, suppliers and other third parties with whom the company does business to those changes described herein and those risks set forth in the company’s periodic reports and other filings with the Securities and Exchange Commission. Such filings are available at the SEC’s website at http://www.sec.gov, and at the company’s website at http://www.lunainnovations.com. The statements made in this release are based on information available to the company as of the date of this release and Luna Innovations undertakes no obligation to update any of the forward-looking statements after the date of this release.

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Investor Contact:

Dale Messick, Interim President and COO

Luna Innovations Incorporated

Phone: 1.540.769.8400

Email: IR@lunainnovations.com